Exhibit 10.5

SHORT TERM OFFICE LEASE

THIS LEASE (the "Lease"), is made as of this the 15th day of June, 2011 (the “Effective Date”), by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership, hereinafter “Landlord” and NEPHROGENEX INCORPORATED, a Delaware corporation [NEED TO BE REGISTERED TO DO BUSINESS IN NORTH CAORLINA PRIOR TO LEASE EXECUTION], hereinafter “Tenant”:

W I T N E S S E T H :

Upon the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord property referred to as the Premises, all as follows:

1.           PREMISES; COMMON AREAS. The property hereby leased to Tenant is that area shown on Exhibit A attached hereto, which consists of approximately 3,073 rentable square feet, known as Suite 290 (the “Premises”), located in the 4401 Research Commons Building (the “Building”) at 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709. During the Term, Tenant also shall have non-exclusive access to the common areas of the Building. The common areas generally include space that is not included in portions of the Building set aside for leasing to tenants or reserved for Landlord’s exclusive use, including entrances, hallways, lobbies, elevators, restrooms, walkways and plazas (collectively referred to as the “Common Areas”). Landlord has the exclusive right to: (a) designate the Common Areas, (b) change the designation of any Common Area and otherwise modify the Common Areas, and (c) permit special use of the Common Areas, including temporary exclusive use for special occasions. Tenant shall not interfere with the rights of others to use the Common Areas. All use of the Common Areas shall be subject to any reasonable rules and regulations promulgated by Landlord.

2.           TERM. This Lease Term (the "Term") shall commence on June 15, 2011 ("Commencement Date"), and shall expire (unless sooner terminated or extended as herein provided) at 11:59 pm on December 31, 2011 ("Expiration Date"). Tenant shall have the option (the “Extension Option”), provided there is no default under the Lease, to extend the term for an additional six (6) months through June 30, 2012 provided Tenant provides Landlord with written notice of its election to exercise the Extension Option on or before September 30, 2011. In the event Tenant timely exercises the Extension Option as provided herein, the period commencing January 1, 2012 and ending June 30, 2012 shall be referred to as the “First Renewal Term”.

3.           RENT.

a.           Tenant agrees to pay Rent to Landlord at such address as Landlord may designate, without notice, demand, offset or deduction, in advance on or before the first day of each month of the Term. Tenant's obligation to pay Rent under this Lease is completely separate and independent from any of Landlord's obligations under this Lease. Rental payments not received within five (5) days of the date due shall be subject to a late charge of five percent (5%). Additionally, if Landlord presents Tenant's check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

b.           The minimum base rent for the Term shall be the sum of $24,583.98 (the "Base Rent"), payable in monthly installments of $4,097.33; provided, however, that Base Rent shall be fully abated for the period commencing June 15, 2011 and ending June 30, 2011. In the event Tenant timely exercises the Extension Option as provided in Section 2 above, the minimum base rent for the First Renewal Term shall be the sum of $24,583.98, payable in monthly installments of $4,097.33.

c.           In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”). Together, Base Rent and Additional Rent shall be referred to as “Rent”.

d.           Tenant shall send Rent payments to the following address:

 HIGHWOODS REALTY LIMITED PARTNERSHIP

 P.O. Box 409412

 Atlanta, Georgia 30384

 Tax ID #: 56-1869557

4.          USE. The Premises may be used only for general office purposes in connection with Tenant’s business and may be occupied by no more than four (4) persons per one thousand (1,000) rentable square feet (the “Permitted Use”), but for no other use without Landlord's prior written consent. Tenant shall never make any use of the Premises which is in violation of any governmental laws, rules or regulations, whether now existing or hereafter enacted or which is in violation of the general rules and regulations for tenants (a copy of the present rules are attached as Exhibit B) as may be developed or modified from time to time by Landlord, provided such rules are uniformly applicable to all tenants in the Building (the "Rules and Regulations"), nor may Tenant make any use of the Premises not permitted, or otherwise prohibited, by any restrictive covenants which apply to the Premises. Tenant may not make any use that is or may be a nuisance or trespass, which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building. In the event of an increase in any of Landlord's insurance premiums which results from Tenant's use or occupancy of the Premises, Landlord may treat such use as a default hereunder unless Tenant, promptly upon receipt of Landlord’s demand, either discontinues such use or pays the amount of the premium increase. Tenant shall not install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems (“High Demand Equipment”) without Landlord’s prior written consent. No such consent will be given if Landlord determines, in its opinion, that such equipment may not be safely used in the Premises or that electrical service is not adequate to support the equipment. Landlord’s consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant’s payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter. If High Demand Equipment used in the Premises by Tenant affects the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises with the reasonable costs of engineering, installation, operation and maintenance of the units to be paid by Tenant. All costs and expenses relating to High Demand Equipment shall be Additional Rent, payable by Tenant upon receipt of Landlord’s invoice.

5.           SERVICES BY LANDLORD.

a.           Base Services. Provided that Tenant is not then in default, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants, the following services:

i.	Water (if available from city mains) for drinking, lavatory and toilet purposes.

ii.	Electricity for the building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, word processing equipment, dictating equipment, adding machines and calculators, and general service non-production type office copy machines; provided that Landlord shall have no obligation to provide more than four (4) watts per usable square foot of electricity for convenience outlets serving the Premises.

iii.	Operatorless elevator service [if the Building is served by an elevator(s)].

iv.	Building standard fluorescent lighting composed of 2' x 4' fixtures; Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the building standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

v.	Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises, during business hours of 8:00 A.M. to 6:00 P.M. Monday through Friday (excluding National and State holidays); provided that, heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. Notwithstanding the foregoing, Tenant shall be solely responsible for all costs associated with the engineering, installation, operation, maintenance and repair of any supplemental HVAC unit in the Premises if required pursuant to Section 4 above or any supplemental HVAC unit that is installed and/or operated in the Premises at Tenant’s request.

vi.	After hours, weekend and holiday heating and air conditioning at a charge of $40.00 per hour, per zone, with a minimum of two (2) hours per occurrence.

vii.	Janitorial services five (5) days a week (excluding National and State holidays) after normal working hours.

viii.	A reasonable pro-rata share of the unreserved free parking spaces of the Building, in common with the other tenants, for use by Tenant's employees and visitors, not to exceed a maximum of four (4) spaces per 1,000 rentable square feet of the Premises.

ix.	General property management for the Building.

b.           Landlord’s Maintenance. Landlord shall pay for and make all repairs and replacements to the Building (including Building fixtures and equipment), Common Areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Section 6. Landlord’s maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement. Landlord shall maintain the Building, common areas and Building Standard Improvements on the Premises, except for repairs and replacements the Tenant must make under Section 6, to the same standard as other Class A office buildings in the Richmond, Virginia metropolitan area. For purposes of this Lease, the term “Building Standard Improvements” shall mean the standards for normal construction of general office space for tenants within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes.

c.           No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant. Landlord shall have the right to shut down the building systems (including electricity and HVAC systems) for scheduled maintenance and safety inspections, and in cases of emergency.

d.           Tenant’s Obligation to Report Defects. Tenant shall report to Landlord immediately any defective condition in or about the Premises that is reasonably apparent to Tenant. Landlord shall not be liable for repair of any such condition unless so reported by Tenant to Landlord.

e.           Limitation on Landlord’s Liability. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service, except to the extent such damage is attributable to Landlord’s gross negligence or willful misconduct, which exception is subject to the insurance provisions, waivers and releases set forth herein. Without limiting the foregoing, Landlord shall not be responsible for providing telephone or other communication services to the Premises. Landlord shall only be responsible to provide conduit and cabling from the Premises to the nearest pedestal of such service providers. Except as otherwise provided herein, Landlord shall not be required to provide Tenant access to any satellite dish.

6.           ACCEPTANCE AND MAINTENANCE OF PREMISES. Tenant’s occupancy of the Premises is Tenant’s representation to Landlord that Tenant: (a) has examined and inspected the Premises, (b) finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and (c) accepts the Premises "as is". Landlord makes no representation or warranty as to the condition of the Premises. Tenant may not make any alterations to the Premises without Landlord’s prior written permission (and then only on the terms of such permission), shall maintain the Premises in good repair and conditions, and on expiration or termination of this Lease, shall return the same to Landlord in as good condition as on the commencement of the Term, reasonable wear and tear and damage by insured casualty only excepted. In connection with the foregoing, Tenant, at its expense, shall remove all of its furniture, equipment, trade fixtures and other personal property as well as any improvements or alterations to the Premises made by or on behalf of Tenant (other than Building Standard Improvements), including, without limitation, all wiring and cabling installed by or on behalf of Tenant, shall repair any damage caused by the removal, ordinary wear and tear excepted. Any Tenant property remaining in the Premises or Building at the end of the Term shall be deemed abandoned, and Landlord, at Tenant’s expense, may dispose of the same in any manner it elects without any liability to Tenant therefor.

7.           DAMAGE TO PREMISES. If the Premises are damaged or destroyed by fire or other casualty not resulting from the wrongful or negligent act of Tenant, the damage is such that Tenant is unable to reasonably use the Premises for its Permitted Use, and Landlord, with reasonable due diligence, cannot repair the Premises within sixty days of the date of damage, then either party may terminate this Lease by written notice to the other delivered within fifteen days after the date of the damage. If the Lease is terminated, Tenant shall vacate and deliver the Premises to Landlord in accordance with Section 6 above within thirty days following the date of the termination notice. If not so terminated, Landlord shall proceed diligently to repair the damage, and Rent shall be abated for the period of time and to the extent that Tenant cannot use the Premises; provided, however, Landlord’s obligation to repair the Premise shall be limited to the amount of available insurance proceeds (which, for purposes of this provision, shall include any deductible or self-insurance retention amount for which Landlord is responsible), and Landlord shall have no obligation to repair and restore Tenant’s trade fixtures, decorations, signs, personal property, or any improvements to the Premises installed by or on behalf of Tenant at Tenant’s expense (and not paid for out of an improvement allowance given by Landlord to Tenant) (collectively “Tenant’s Property”). Additionally, Landlord shall not be liable to Tenant for any damage to Tenant’s property, including, but not limited to, that arising from or caused by casualty loss, fire, theft, acts of other tenants, water or weather, and Tenant shall carry at its expense whatever insurance it elects to protect Tenant’s property from all loss of any nature whatsoever.

8.           SECURITY DEPOSIT. Simultaneous with its execution of this Lease, Tenant shall deposit with Landlord the sum of $4,097.33 as a deposit to secure the performance by Tenant of all its obligations hereunder, which Tenant may not apply toward any month’s rent (the “Deposit”). Landlord shall not be required to segregate the Deposit in a separate account, may on any Tenant default apply all or so much thereof as is needed to remedy or cure said default, and, if prior to the end of the Term, may require that Tenant immediately replenish the amount so used. If Tenant complies with all of its obligations hereunder and leaves the Premises in the condition required at the expiration of the Term, then so much of the Deposit not used by Landlord as permitted by the terms hereof shall be returned to Tenant within thirty (30) days after such expiration date.

9.           INSURANCE REQUIREMENTS.

a.           Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location, of at least $1,000,000.00, which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Landlord shall be named as an Additional Insured on any and all liability insurance policies required under this Lease.

b.           Tenant’s Property Insurance. Tenant, at its own cost and expense, shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value and with coinsurance waived. For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures, and any improvements to the Premises that were paid for by Tenant (and were not provided to the Premises pursuant to a tenant improvement allowance provided to Tenant by Landlord or at Landlord’s cost).

c.           Certificates of Insurance. Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. If Tenant fails to provide Landlord with certificates or other evidence of insurance coverage, Landlord may obtain the required coverage on Tenant’s behalf, in which event the cost of such coverage shall be Additional Rent due and payable by Tenant within 10 days after receipt of Landlord’s written demand.

d.           Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder's ratings of at least A- and a financial rating of at least VI in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) endorsed to be primary to all insurance available to Landlord, with Landlord’s being excess, secondary or noncontributory; (iii) contain only standard and/or usual exclusions or restrictions; (iv) have a deductible or self-insured retention of no more than $50,000.00 unless approved in writing by Landlord; and (v) provide that the policies cannot be canceled, non-renewed, or coverage reduced except after at least 30 days' prior notice to Landlord. All deductibles and/or retentions shall be paid by, assumed by, for the account of, and at Tenant’s sole risk. Tenant may provide the insurance required by virtue of the terms of this Lease by means of a policy or policies of blanket insurance so long as: (a) the amount of the total insurance allocated to the Premises under the terms of the blanket policy or policies furnishes protection equivalent to that of separate policies in the amounts required by the terms of this Lease; and (b) the blanket policy or policies comply in all other respects with the requirements of this Lease.

e.           Right to Increase Requirements. Should this Lease be extended beyond the initial Term, Landlord shall have the right, upon prior notice to Tenant, to require Tenant to increase the limit and coverage amount of any insurance Tenant is required to maintain under this Lease to an amount that Landlord or its mortgagee, in the reasonable judgment of either, may deem sufficient, provided that the increased limits are reasonable and consistent with those required by other owners of similar office buildings in the same geographic region.

f.            Landlord’s Property Insurance. Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance for full replacement value.

g.           Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers’ rights of subrogation. For purposes of this provision, insurance proceeds paid to either party shall be deemed to include any deductible or self-insurance retention amount for which that party is responsible. A party’s failure to obtain or maintain any insurance coverage required to be carried pursuant to the terms of this Lease shall not negate the waivers and releases set forth herein as long as the insurance that the party failed to obtain or maintain would have covered the loss or damage for which the party is waiving its claims. Nothing in this provision shall be deemed a waiver or release by Landlord of its right to claim, demand and collect insurance proceeds directly from Tenant’s insurer pursuant to Landlord’s status as an additional insured under any insurance policy Tenant is required to carry pursuant to the terms of this Lease.

10.         INDEMNITY. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Tenant agrees as follows:

a.           Indemnity. Except to the extent caused by Landlord’s negligence or willful misconduct, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant.

b.           Defense Obligation. If any such action is brought against Landlord, then Tenant, upon notice from Landlord, shall defend the same through counsel selected by Landlord’s insurer, or other counsel acceptable to Landlord. The provisions of this Section shall survive the termination of this Lease.

11.         DEFAULT. If Tenant (i) fails to pay rent as and when due hereunder, or (ii) breaches any other obligation herein contained, then in addition to such other lawful rights or remedies that Landlord may have, Landlord may declare the rent for the balance of the Term due and payable, seize and hold Tenant’s property located on the Premises, deny Tenant access to the Premises by changing locks or otherwise, and with or without terminating this Lease, repossess the Premises and relet the same upon such terms and conditions as Landlord deems reasonable, in which event Tenant shall be liable for all costs of reletting (including preparing the Premises for a new tenant and leasing commissions incurred therewith). Tenant shall be liable for Landlord’s reasonable attorneys’ fees (at all tribunal levels) in enforcing Landlord’s rights or pursuing Landlord’s remedies as provided herein. Failure by Landlord to enforce its rights and remedies shall not be deemed a waiver of Landlord’s rights to do so at some future time, and acceptance by Landlord of Rent shall not constitute a waiver of any then existing default, known or unknown.

12.         NOTICES. Notices to the other party shall be deemed sufficient if in writing and delivered (against a written receipt of delivery) personally, or if sent by certified mail, postage prepaid, addressed as follows:

LEGAL NOTICE
ADDRESS FOR
LANDLORD:	HIGHWOODS REALTY LIMITED PARTNERSHIP
c/o Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
Attn: Manager, Lease Administration
Facsimile #: 919/790-8749

TENANT:	NEPHROGENEX INCORPORATED
4401 Research Commons Building, Suite 290
79 T.W. Alexander Drive

Research Triangle Park, North Carolina 27709
Attn: J. Wesley Fox
Facsimile #: 609/275-5610

Notices shall be deemed delivered as of three (3) business days after posting. Addresses for notices may be changed in the same manner as notices, but shall not be effective until ten (10) business days after given. Counsel for either party may be given notice on such party’s behalf.

13.         ENVIRONMENTAL COMPLIANCE.

a.           Tenant's Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances or materials on the Property. For purposes of this Article 13, the term “Property” shall include the Premises, Building, all Common Areas, the real estate upon which the Building and Common Areas are located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after notice is given to Landlord of the identity of such substances or materials. No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies.

b.           Liability of the Parties. Landlord represents and warrants that, to the best of Landlord’s knowledge, there are no hazardous materials on the Property as of the Commencement Date in violation of any laws. Landlord shall indemnify and hold Tenant harmless from any liability resulting from Landlord’s violation of this representation and warranty, unless the hazardous materials are present on the Property due to the act or omission of Tenant or its agents, employees, officers, licensees or contractors, in which event Tenant shall be obligated to indemnify Landlord as hereafter provided. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Article 13 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Property into the same condition as prior to the Commencement Date and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with law; and (iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Article 13. Notwithstanding the foregoing, Tenant’s obligations under this Article 13 shall not apply to any condition or matter constituting a violation of any law that was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors, servants or invitees. The covenants contained in this Article 13 shall survive the expiration or termination of this Lease, and shall continue for so long as either party and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which the other party has agreed to indemnify it under this Article 13.

c.           Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the "Auditors"), from time to time as Landlord deems appropriate, may conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Article 13. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however, in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Article 13. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Article 13, in which case, the reasonable cost of such Audit shall be paid for by Tenant within 10 days after receipt of Landlord’s written demand.

14.         BROKER’S COMMISSIONS.

a.           Broker. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner other than Fathom Realty (Stacy Zotter), who represented Tenant in this transaction.

b.           Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord, other than the broker referenced in Section 14(a) herein. The provisions of this Section shall survive the termination of this Lease.

15.         HOLDING OVER. If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that, during such tenancy-at-sufferance, Tenant shall pay to Landlord: (i) Base Rent at the rate equal to one hundred fifty percent (150%) of that provided for as of the expiration or termination date; and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. The increased Base Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant.

16.         RIGHT TO RELOCATE.

a.           Substitute Premises. Prior to the Commencement Date or at any time during the Term or any extension of this Lease, Landlord, at its option, may substitute for the Premises other space (hereafter called "Substitute Premises") owned by Landlord or one of its affiliates in the same geographic vicinity. Insofar as reasonably possible, the Substitute Premises shall be of comparable quality and shall have a comparable square foot area and a configuration substantially similar to the Premises. Landlord shall give Tenant at least 60 days notice of its intention to relocate Tenant to the Substitute Premises. This notice will be accompanied by a floor plan of the Substitute Premises. After such notice, Tenant shall have 10 days within which to agree with Landlord on the proposed Substitute Premises and unless such agreement is reached within such period of time, Landlord may terminate this Lease at the end of the 60-day period of time following the notice; provided, however, should Landlord fail to terminate the Lease within 10 days following the expiration of the 60-day period, then: (i) Landlord shall be deemed to have forfeited its right to terminate the Lease pursuant to this paragraph; (ii) Tenant shall have no obligation to relocate to the Substitute Premises; and (c) the Lease will continue in full force and effect with respect to the Premises.

b.           Upfit of Substitute Premises. Landlord agrees to construct or alter, at its expense, the Substitute Premises as expeditiously as possible so that the Substitute Premises are in substantially the same condition that the Premises were in immediately prior to the relocation. Landlord shall have the right to reuse the fixtures, improvements and alterations used in the Premises. Tenant agrees to occupy the Substitute Premises as soon as Landlord's work is substantially completed.

c.           Relocation Costs. If relocation occurs after the Commencement Date, then Landlord shall pay Tenant's reasonable third-party costs of moving Tenant's furnishings, telephone and computer wiring, and other property to the Substitute Premises, and reasonable printing costs associated with the change of address.

d.           Lease Terms. Except as provided herein, Tenant agrees that all of the obligations of this Lease, including the payment of Rent (to be determined on a per rentable square foot basis and applied to the Substitute Premises), will continue despite Tenant's relocation to the Substitute Premises. Upon substantial completion of the Substitute Premises, this Lease will apply to the Substitute Premises as if the Substitute Premises had been the space originally described in this Lease.

17.         PATRIOT ACT COMPLIANCE. During the term, neither Tenant nor its respective constituents or affiliates shall (i) be an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended, (ii) violate the Trading with the Enemy Act, as amended, (iii) violate any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iv) violate the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”). Tenant shall, promptly following a request from Landlord, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.

18.         ASSIGNMENT AND SUBLEASE.

a.           Landlord Consent. Except as provided in subsection (b) below, Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably. One consent shall not be the basis for any further consent. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder. No assignment or sublease shall release Tenant of any of its obligations under this Lease.

b.           Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord's consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant at the Commencement Date; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises; provided, however, that the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant, and continues the same Permitted Use as provided under Article 4.

c.           Limitation on Assignments/Subleases. In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord. In addition to the foregoing, any assignment for which Landlord’s consent is required shall not include the right to exercise any options to renew the Term, expand the Premises or similar options, unless specifically provided for in the consent.

d.           Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

e.           Excess Rents; Landlord’s Fees. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then any such excess shall be paid over to Landlord by Tenant. Additionally, Tenant shall pay Landlord an administration fee of $1,000.00 per assignment or sublease transaction for which Landlord’s consent is required.

19.         GENERAL PROVISIONS. This Lease supersedes and replaces all prior negotiations, agreements or representations by either party hereto, and may be changed only in writing duly signed by the party affected. Landlord may promulgate (and change from time to time) reasonable regulations (a copy of the present rules are attached as Exhibit B) uniformly applicable to all tenants of the Building, and Tenant after receipt of a copy thereof shall comply with the same. Landlord shall have the right at reasonable times to enter the Premises to inspect the same or to show the same to prospective tenants or mortgagees. Landlord shall have the right to enter the Premises at all times in the event of an emergency.

20.         SPECIAL CONDITIONS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control: None.

21.         ADDENDA AND EXHIBITS. If any addenda or exhibits are noted below, such addenda are incorporated herein and made a part of this Lease.

a.           Exhibit A – Premises

b.           Exhibit B – Rules and Regulations

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE BLOCKS ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in four originals, all as of the day and year first above written.

TENANT:

NEPHROGENEX INCORPORATED
a Delaware corporation

By:	/s/ J. Wesley Fox
Name:	J. Wesley Fox
Title:	President and CEO

Date:	6-15-11

LANDLORD:

HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership
By: Highwoods Properties, Inc., its general partner
a Maryland corporation

By:	/s/ Thomas S. Hill III
Name:	Thomas S. Hill III
Title:	Vice President and Division Manager

Date:	6-17-11

EXHIBIT A

PREMISES

4401 Research Commons
79 T. W. Alexander Drive
Rexearch Triangle Park, NC 27709
Tel: 919.872.4924

Suite 290
3,073 RSF

Highwoods PROPERTIES

Disclaimer: The above floor plans are not to scale.
The available space shown is believed to be correct but is subject to change.

EXHIBIT B

RULES AND REGULATIONS

1.	Access to Building. On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings. Landlord may from time to time establish security controls for the purpose of regulating access to the Building. Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.

2.	Protecting Premises. The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and equipment in the Premises.

3.	Building Directories. The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

4.	Large Articles. Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant's sole responsibility. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant’s expense.

5.	Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, including windows and doors, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord, without notice to Tenant, reserves the right to remove, at Tenant's expense, all matters other than that provided for above.

6.	Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

7.	Hazardous Materials. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

8.	Defacing Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be unsightly from outside the Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

9.	Obstruction of Public Areas. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business so long as such persons are not engaged in illegal activities.

10.	Additional Locks. Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this Lease or of Tenant's possession, Tenant shall immediately surrender all keys to the Premises.

11.	Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and Tenant shall not in any event connect a greater load than that which is safe.

12.	Office of the Building. Service requirements of Tenant will be attended to only upon application at the office of Highwoods Properties, Inc. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

13.	Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

14.	Intoxication. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

15.	Nuisances and Certain Other Prohibited Uses. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in Section 3 of the Lease; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises or permit food to be brought into the Premises for consumption therein (heating coffee and individual lunches of employees excepted) except by express permission of Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (i) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

16.	Solicitation. Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's Permitted Use as specified in Section 3 of the Lease.

17.	Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls.

18.	Building Security. At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. Problems in Building and suite security should be directed to Landlord at (___)________.

19.	Parking. Parking is in designated parking areas only. There shall be no vehicles in "no parking" zones or at curbs. Handicapped spaces are for handicapped persons only and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.

20.	Janitorial Service. The janitorial staff will remove all trash from trashcans. Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Tenant. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant's expense. Janitorial service will be provided after hours five (5) days a week. All requests for trash removal other than normal janitorial services should be directed to Landlord at (___)________.

21.	Construction. Tenant shall make no structural or interior alterations of the Premises. All structural and nonstructural alterations and modifications to the Premises shall be coordinated through Landlord as outlined in the Lease. Completed construction drawings of the requested changes are to be submitted to Landlord or its designated agent for pricing and construction supervision.

LEASE AMENDMENT NUMBER ONE

This LEASE AMENDMENT NUMBER ONE entered into this 6th day of December, 2011 (the “First Amendment”), by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Landlord”) and NEPHROGENEX INCORPORATED, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant and Landlord entered into that certain Short Term Office Lease dated June 15, 2011 (the “Lease”), for space designated as Suite 290, comprising approximately 3,073 rentable square feet, in the 4401 Research Commons Building, located at 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709; and

WHEREAS, the parties hereto desire to alter and modify said Lease in the manner hereinafter set forth,

NOW THEREFORE, in consideration of the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.	Term. Effective on January 1, 2012, Section 2 of the Lease, entitled “Term”, shall be amended to extend the Expiration Date through June 30, 2012. The period commencing January 1, 2012 and ending June 30, 2012 shall hereinafter be referred to as the “First Renewal Term”. Landlord and Tenant acknowledge and agree that the extension of the Lease for the First Renewal Term exercises Tenant’s Extension Option pursuant to the Lease and Tenant shall have no further options to extend the Term of the Lease unless otherwise agreed in writing by Landlord.

2.	Base Rent. Effective on January 1, 2012, Section 3 of the Lease, entitled “Base Rent”, shall be amended to provide that cumulative Base Rent during the First Renewal Term shall be $24,583.98, to be payable in equal monthly installments of $4,097.33 in accordance with the Lease.

3.	Brokers’ Commissions. Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any real estate broker, finder or other person with respect to this First Amendment and the extension of the Lease. Tenant shall indemnify, defend and hold harmless Landlord from and against any claims, damages, expenses and liabilities arising from Tenant’s breach of this representation and warranty.

4.	Miscellaneous. The foregoing is intended to be an addition and a modification to the Lease. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same definitions ascribed in the Lease. Except as modified and amended by this First Amendment, the Lease shall remain in full force and effect. If anything contained in this First Amendment conflicts with any terms of the Lease, then the terms of this First Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety.

5.	Tenant Acknowledgment. Tenant acknowledges that Landlord has complied with all of its obligations under said Lease to date, and, to the extent not expressly modified hereby, all of the terms and conditions of said Lease shall remain unchanged and in full force and effect.

1

IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

Tenant:

NEPHROGENEX INCORPORATED

a Delaware corporation

By:	/s/ Bob Peterson
Name:	Bob Peterson
Title:	VP Operations

Date:	12/6/11

Landlord:

HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership
By: Highwoods Properties, Inc., its general partner
a Maryland corporation

By:	/s/ Thomas S. Hill III
Thomas S. Hill, III
Vice President and Division Manager

2

LEASE AMENDMENT NUMBER TWO

This LEASE AMENDMENT NUMBER TWO entered into this 27th day of June, 2012 (the “Second Amendment”), by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Landlord”) and NEPHROGENEX INCORPORATED, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant and Landlord entered into that certain Short Term Office Lease dated June 15, 2011 (the “Lease Agreement”), as amended by that Lease Amendment Number One dated December 6, 2011 (the "First Amendment”), for space designated as Suite 290, comprising approximately 3,073 rentable square feet, in the 4401 Research Commons Building, located at 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709;

WHEREAS, the Lease Agreement and the First Amendment are collectively referred to hereinafter as the “Lease”; and

WHEREAS, the parties hereto desire to alter and modify said Lease in the manner hereinafter set forth.

NOW THEREFORE, in consideration of the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.	Term. Effective on July 1, 2012, Section 2 of the Lease entitled “Term” shall be amended to extend the Expiration Date through December 31, 2012. The period commencing July 1, 2012 and ending December 31, 2012 shall hereinafter be referred to as the “Second Renewal Term”. Landlord and Tenant acknowledge and agree that Landlord’s consent to the extension of the Lease for the Second Renewal Term is specific and exclusive to this Second Amendment and that Tenant’s lone Extension Option under the Lease was previously exercised by Tenant under the First Amendment and that Tenant has no further options to extend the Term of the Lease unless otherwise agreed in writing by Landlord.

2.	Base Rent. Effective on July 1, 2012, Section 3 of the Lease entitled “Base Rent” shall be amended to provide that cumulative Base Rent during the Second Renewal Term shall be $25,321.50, to be payable in equal monthly installments of $4,220.25 in accordance with the Lease.

3.	Brokers’ Commissions. Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any real estate broker, finder or other person with respect to this Second Amendment and the extension of the Lease. Tenant shall indemnify, defend and hold harmless Landlord from and against any claims, damages, expenses and liabilities arising from Tenant’s breach of this representation and warranty.

4.	Miscellaneous. The foregoing is intended to be an addition and a modification to the Lease. Unless otherwise defined herein, all capitalized terms used in this Second Amendment shall have the same definitions ascribed in the Lease. Except as modified and amended by this Second Amendment, the Lease shall remain in full force and effect. If anything contained in this Second Amendment conflicts with any terms of the Lease, then the terms of this Second Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety.

5.	Tenant Acknowledgment. Tenant acknowledges that Landlord has complied with all of its obligations under said Lease to date, and, to the extent not expressly modified hereby, all of the terms and conditions of said Lease shall remain unchanged and in full force and effect.

1

IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

Tenant:

NEPHROGENEX INCORPORATED

a Delaware corporation

By:	/s/ J. Wesley Fox
Name:	J. Wesley Fox
Title:	President and CEO

Date:	June 27, 2012

Landlord:

HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership
By: Highwoods Properties, Inc., its general partner
a Maryland corporation

By:	/s/ Thomas S. Hill III
Thomas S. Hill, III
Vice President and Division Manager

2

LEASE AMENDMENT NUMBER THREE

This LEASE AMENDMENT NUMBER THREE entered into this 20th day of December, 2012 (the “Third Amendment”), by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Landlord”) and NEPHROGENEX INCORPORATED, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant and Landlord entered into that certain Short Term Office Lease dated June 15, 2011 (the “Lease Agreement”), as amended by that Lease Amendment Number One dated December 6, 2011 (the "First Amendment”), and as amended by that Lease Amendment Number Two dated June 27, 2012 (the “Second Amendment”) for space designated as Suite 290, comprising approximately 3,073 rentable square feet, in the 4401 Research Commons Building, located at 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709;

WHEREAS, the Lease Agreement, First Amendment and Second Amendment are collectively referred to hereinafter as the “Lease”; and

WHEREAS, the parties hereto desire to alter and modify said Lease in the manner hereinafter set forth.

NOW THEREFORE, in consideration of the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.	Term. Effective on January 1, 2013, Section 2 of the Lease entitled “Term” shall be amended to extend the Expiration Date through June 30, 2013. The period commencing January 1, 2013 and ending June 30, 2013 shall hereinafter be referred to as the “Third Renewal Term”. Landlord and Tenant acknowledge and agree that Landlord’s consent to the extension of the Lease for the Third Renewal Term is specific and exclusive to this Third Amendment and that Tenant’s lone Extension Option under the Lease was previously exercised by Tenant under the First Amendment and that Tenant has no further options to extend the Term of the Lease unless otherwise agreed in writing by Landlord.

2.	Base Rent. Effective on January 1, 2013, Section 3 of the Lease entitled “Base Rent” shall be amended to provide that cumulative Base Rent during the Third Renewal Term shall be $26,081.15, to be payable in equal monthly installments of $4,346.86 in accordance with the Lease.

3.	Brokers’ Commissions. Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any real estate broker, finder or other person with respect to this Third Amendment and the extension of the Lease. Tenant shall indemnify, defend and hold harmless Landlord from and against any claims, damages, expenses and liabilities arising from Tenant’s breach of this representation and warranty.

4.	Miscellaneous. The foregoing is intended to be an addition and a modification to the Lease. Unless otherwise defined herein, all capitalized terms used in this Third Amendment shall have the same definitions ascribed in the Lease. Except as modified and amended by this Third

1

Amendment, the Lease shall remain in full force and effect. If anything contained in this Third Amendment conflicts with any terms of the Lease, then the terms of this Third Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety.

15.	Tenant Acknowledgment. Tenant acknowledges that Landlord has complied with all of its obligations under said Lease to date, and, to the extent not expressly modified hereby, all of the terms and conditions of said Lease shall remain unchanged and in full force and effect.

2

IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

Tenant:

NEPHROGENEX INCORPORATED

a Delaware corporation

By:	/s/ J. Wesley Fox
Name:	J. Wesley Fox, Ph. D.
Title:	President and CEO

Date:	12-20-12

Landlord:

HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership
By: Highwoods Properties, Inc., its general partner
a Maryland corporation

By:	/s/ Thomas S. Hill III
Thomas S. Hill, III
Vice President and Division Manager

3

LEASE AMENDMENT NUMBER FOUR

This LEASE AMENDMENT NUMBER FOUR entered into this 1st day of July, 2013 (the “Fourth Amendment”), by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Landlord”) and NEPHROGENEX INCORPORATED, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant and Landlord entered into that certain Short Term Office Lease dated June 15, 2011 (the “Lease Agreement”), as amended by that Lease Amendment Number One dated December 6, 2011 (the "First Amendment”), as amended by that certain Lease Amendment Number Two dated June 27, 2012 (the “Second Amendment”), and as amended by that certain Lease Amendment Number Three dated December 20, 2012 (the “Third Amendment”) for space designated as Suite 290, comprising approximately 3,073 rentable square feet, in the 4401 Research Commons Building, located at 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709;

WHEREAS, the Lease Agreement, First Amendment, Second Amendment, and Third Amendment are collectively referred to hereinafter as the “Lease”; and

WHEREAS, the parties hereto desire to alter and modify said Lease in the manner hereinafter set forth.

NOW THEREFORE, in consideration of the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.	Term. Effective on July 1, 2013, Section 2 of the Lease entitled “Term” shall be amended to extend the Expiration Date through December 31, 2013. The period commencing July 1, 2013 and ending December 31, 2013 shall hereinafter be referred to as the “Fourth Renewal Term”. Landlord and Tenant acknowledge and agree that Landlord’s consent to the extension of the Lease for the Fourth Renewal Term is specific and exclusive to this Fourth Amendment and that Tenant’s lone Extension Option under the Lease was previously exercised by Tenant under the First Amendment and that Tenant has no further options to extend the Term of the Lease unless otherwise agreed in writing by Landlord.

2.	Base Rent. Effective on July 1, 2013, Section 3 of the Lease entitled “Base Rent” shall be amended to provide that cumulative Base Rent during the Fourth Renewal Term shall be $26,081.15, to be payable in equal monthly installments of $4,346.86 in accordance with the Lease.

3.	Brokers’ Commissions. Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any real estate broker, finder or other person with respect to this Fourth Amendment and the extension of the Lease. Tenant shall indemnify, defend and hold harmless Landlord from and against any claims, damages, expenses and liabilities arising from Tenant’s breach of this representation and warranty.

4.	Miscellaneous. The foregoing is intended to be an addition and a modification to the Lease. Unless otherwise defined herein, all capitalized terms used in this Fourth Amendment shall have the same definitions ascribed in the Lease. Except as modified and amended by this Fourth Amendment, the Lease shall remain in full force and effect. If anything contained in this Fourth Amendment conflicts with any terms of the Lease, then the terms of this Fourth Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety.

5.	Tenant Acknowledgment. Tenant acknowledges that Landlord has complied with all of its obligations under said Lease to date, and, to the extent not expressly modified hereby, all of the terms and conditions of said Lease shall remain unchanged and in full force and effect.

1

IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

Tenant:

NEPHROGENEX INCORPORATED

a Delaware corporation

By:	/s/ J. Wesley Fox
Name:	J. Wesley Fox, Ph.D.
Title:	President and CEO

Date:	July 1, 2013

Landlord:

HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership
By: Highwoods Properties, Inc., its general partner
a Maryland corporation

By:	/s/ Thomas S. Hill III
Thomas S. Hill, III
Vice President and Division Manager

2